Effective as from January 8, 2008

between

PROYECTOS MINEROS S.A.

as Assignor

and

CONSTITUTION MINING CORP.

as Assignee

_________________________________

ASSIGNMENT AGREEMENT

__________________________________

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ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT made effective as of the 8th day of January, 2008 is between:

PROYECTOS MINEROS S.A., a company duly incorporated in Argentina with address for delivery and notice located at Maipú 1210, Piso 5, (C1006ACT), Ciudad Autónoma de Buenos Aires, Argentina (the "Assignor"); and

CONSTITUTION MINING CORP., a corporation organized under the laws of the State of Nevada, United States of America, with address for notice and delivery located at Suite 300-1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9 (the "Assignee")

RECITALS

          A.        WHEREAS the Assignor is the legal and beneficial holder of the rights and obligations under a Contract for Exploration with Option to Purchase executed with Mr. JORGE DANIEL BENGOECHEA and Mrs. LYDIA ELENA ESPIZUA (the "Owners") on November 23, 2007 (the "Agreement"), with regards to the mining properties referred thereto as "Cerro Amarillo - Cajón Grande" (the "Property"), located in Departamento Malargue, Province of Mendoza, Argentina; a copy of which Agreement is attached hereto as Exhibit I.

          B.        WHEREAS the Assignee is interested in purchasing from the Assignor all of the Assignor's respective rights and obligations under the Agreement, and the Assignor is interested in selling such rights and obligations to the Assignee.

          C.        WHEREAS pursuant to Section 13.1 (Decimo Tercera, párrafo 1) of the Agreement, the Assignor can freely assign all or part of its rights and obligations arising from the Agreement to third parties by giving notice to the Owners.

OPERATIVE PROVISIONS

NOW THEREFORE THIS AGREEMENT WITNESSES THAT the parties hereto agree as follows:

          Section 1.           Interpretation.

          1.1      In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

           "Assignee Shares" means the fully paid and non-assessable shares of common stock of the Assignee as duly and validly issued;

           "Effective Date" means the date first above written;

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           "Expenditures" means all direct or indirect costs and expenses incurred by the Assignee in respect of prospecting and exploring the Property after the Effective Date of this Agreement. The certificate of the Controller or other financial officer of the Assignee, together with a statement of Expenditures in reasonable detail, shall be prima facie evidence of such Expenditures;

           "Fifth Stage" means the obligations of the Assignee set forth in Section 4 below, under that term;

           "First Stage" means the obligations of the Assignee set forth in Section 4 below, under that term;

           "Force Majeure" has the meaning set forth in Section 6 below;

           "Fourth Stage" means the obligations of the Assignee set forth in Section 4 below, under that term;

           "Second Stage" means the obligations of the Assignee set forth in Section 4 below, under that term;

           "Share Reorganization" has the meaning given it in Section 5 below; and

           "Third Stage" means the obligations of the Assignee set forth in Section 4 below, under that term.

          1.2      For the purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i)        the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Assignment Agreement as a whole and not to any particular part, section or other subdivision of this Assignment Agreement;

          (ii)       the headings are for convenience only and do not form a part of this Assignment Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Assignment Agreement;

          (iii)      any reference to an entity will include and will be deemed to be a reference to any entity that is a permitted successor to such entity;

          (iv)       words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa;

          (v)        references to currency are references to United States dollars; and

          (vi)       the time permitted to perform any obligation, requirement or thing to be done "by" a certain date, includes that date.

          Section 2.           Representations and Warranties:

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          2.1    Each Party represents and warrants to the other Parties hereto that:

(a)        it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)        it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)        neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a Party; and

(d)        the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

          2.2      The Assignor represents and warrants to the Assignee that:

(a)        the Assignor is the holder of all rights granted to it under the Agreement, and has not assigned, encumbered nor agreed to assign or encumber any of these rights other than to the Assignee under this Assignment Agreement;

(b)        the Assignor undertakes to give all notices necessary to effect the transfer of the Assigned Interest to the Assignee within 30 (thirty) days as from the Effective Date;

(c)        to the best of the knowledge of the Assignor, the Property is free and clear of all liens and encumbrances, and is in good standing under the mining laws of Argentina;

(d)        to the best of the knowledge of the Assignor, all of the mineral claims comprising the Property have been located in accordance with the mining laws of Argentina, and in accordance with local customs, rules and regulations; and

(e)        there is no litigation, proceeding or investigation pending or threatened against the Assignor with respect to the Property, nor does the Assignor know, or have any grounds to know after due enquiry, of any basis for any litigation, proceeding or investigation which would affect the Property.

          2.3       The representations, warranties and covenants herein-before set out are conditions on which the Parties have relied in entering into this Assignment Agreement and will survive the acquisition of the Assigned Interest.

          Section 3.           Assignment:

          3.1      The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby acquires from the Assignor, for the Consideration set forth in Section 3 hereof, effective as of the Effective Date of this Assignment Agreement, all of the Assignor's respective rights and obligations under the Agreement (the "Assigned Interest").

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          3.2      For purposes of complying with Argentine legislation, the Assignor will nominate an Argentine corporation, such corporation intended to become a subsidiary of the Assignee, for purposes of being formally invested with the Assigned Interest (the "Argentine Subsidiary").

          3.3       Notwithstanding the paragraph before, from and after the Effective Date of this Assignment Agreement and for purposes hereof, the Assignee shall be considered the owner of all rights and obligations arising from the Agreement, having full and exclusive right to explore, with an option to purchase the Property in accordance to the terms and conditions under the Agreement.

          Section 4.           Consideration.

          4.1      As consideration for the Assigned Interest received hereof, the Assignee commits to the following obligations to be fulfilled in five stages (the "Consideration"):

          First Stage:

           (a)       within five business days of the Effective Date, issue 300,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees;

           (b)       within five business days of the Effective Date, pay $10,000 to the order and the direction of the Assignor or its appointed nominees as consideration for certain previous expenditures on the Property by the Assignor; and

           (c)       incur, or cause to be incurred, within this stage and in the first year of this agreement, Expenditures of not less than an aggregate of $200,000 pursuant to a work program or work programs and respecting any of the mineral claim interests comprising the Property.

          Second Stage:

           (a)       by January 8, 2009, issue an additional 300,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees (subject to adjustment for a Share Reorganization under Section 5); and

           (b)       incur, or cause to be incurred, within this stage and in the second year of this agreement, further Expenditures of not less than an aggregate of $250,000 pursuant to a work program or work programs and respecting any of the mineral claim interests comprising the Property.

          Third Stage:

           (a)       by January 8, 2010, issue an additional 600,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees (subject to adjustment for a Share Reorganization under Section 5).

          Fourth Stage:

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           (a)       by January 8, 2011, issue an additional 600,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees (subject to adjustment for a Share Reorganization under Section 5).

          Fifth Stage:

           (a)       by January 8, 2012, issue a final 600,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees (subject to adjustment for a Share Reorganization under Section 5).

For greater clarity, the obligations to incur, or cause to be incurred Expenditures in this Section 4 shall be counted towards, and shall not be in addition to, the obligations to pay amounts to the Owners (as that term is defined in the Agreement) and Investments (as that term is defined in the Agreement) in the Property under the Agreement.

          4.2      Assignee shall issue an additional 3,000,000 Assignee Shares to the order and the direction of the Assignor or its appointed nominees (subject to adjustment for a Share Reorganization under Section 5) in case the underlying option in the Agreement to acquire the Property is exercised by the Assignee.

          Section 5.           Assignee Share Adjustment

          5.1      In this section, the terms "record date" where used herein, shall mean the close of business on the relevant date.

          5.2      If and whenever at any time from the Effective Date until the Consideration is cancelled according to the terms of Section 4 hereof, the Assignee:

           (i)       issues Assignee Shares or any securities convertible into Assignee Shares to all or substantially all of the holders of Assignee Shares by way of stock dividend or other distribution, other than the issue from time to time of Assignee Shares or any securities convertible into Assignee Shares by way of stock dividend to stockholders who elect to receive Assignee Shares or any securities convertible into Assignee Shares in lieu of cash dividends in the ordinary course or pursuant to a dividend reinvestment plan;

           (ii)      subdivides, redivides or changes the outstanding Assignee Shares into a greater number of shares; or

           (iii)     combines, consolidates or reduces the outstanding Assignee Shares into a lesser number of shares;

(each of such events being herein called a "Share Reorganization"), the number of Assignee Shares to be issued for completion of the Consideration, and which have not yet been issued, shall be adjusted effective immediately on the record date for the dividend or, in the case of a subdivision, redivision, change, combination, consolidation or reduction, effective immediately on the record date of such event, to the number that is the product of:

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(a)        the number of Assignee Shares prescribed for issuance under the relevant provision in Section 4.; and

(b)         the fraction of which:

(i)        the numerator is the total number of Assignee Shares outstanding on that record date before giving effect to the Share Reorganization; and

(ii)       the denominator is the total number of Assignee Shares that are or would be outstanding immediately after that record date after giving effect to the Share Reorganization and assuming all securities convertible in Assignee Shares issued as part of the Share Reorganization had then been converted into or exchanged for Assignee Shares or all rights to acquire Assignee Shares had then been exercised.

          5.3.       For the purpose of determining the number of Assignee Shares outstanding at any particular time there shall be included that number of Assignee Shares which would have resulted from the conversion or exchange at that time of all securities convertible into Assignee Shares (other than any securities convertible into Assignee Shares issued to holders of Assignee Shares by way of a stock dividend or other distribution and otherwise included in computing the denominator in 5.2. (b) (ii).

          Section 6.           Force Majeure

          6.1.       If the Assignee is at any time prevented or delayed in complying with the Consideration provisions under Section 4., by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Assignee (and for greater certainty excluding factors related to a lack of funding), the time limited for the performance by the Assignee of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay, provided however that nothing herein will discharge the Assignee from its obligation to timely comply with the cash obligations under Section 4.

          6.2.       The Assignee will within seven days give notice to the Assignor of each event of force majeure under 6.1 and upon cessation of such event will furnish the Assignor with notice to that effect together with particulars of the number of days by which the obligations of the Assignee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

          Section 7.           Confidential Information

          7.1      No information furnished by the Assignee to the Assignor hereunder in respect of the activities carried out on the Property by the Assignee, will be published by the Assignor without the written consent of the Assignee, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws. This provision shall terminate three years after the termination of this Assignment Agreement.

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          Section 8.           Arbitration

          8.1      All questions or matters in dispute with respect to the interpretation of this Assignment Agreement will, insofar as lawfully possible, be submitted to arbitration pursuant to the terms hereof using "final offer" arbitration procedures.

          8.2      It will be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration will have given not less than 10 days' prior written notice of its intention so to do to the other party together with particulars of the matter in dispute.

          8.3      On the expiration of such 10 days, the party who gave such notice may proceed to commence procedure in furtherance of arbitration as provided in this Section.

          8.4      The party desiring arbitration (the "First Party") will nominate in writing three proposed arbitrators, and will notify the other party (the "Second Party") of such nominees, and the other party will, within 10 calendar days after receiving such notice, either choose one of the three or recommend three nominees of its own. All nominees of either party must hold accreditation as either a lawyer, accountant or mining engineer. If the First Party fails to choose one of the Second Party's nominees then all six names shall be placed into a hat and one name shall be randomly chosen by the president of the First Party and that person if he/she is prepared to act shall be the nominee. Except as specifically otherwise provided in this Section the arbitration herein provided for will be conducted in accordance with the Commercial Arbitration Act (British Columbia). The parties shall thereupon each be obligated to proffer to the Arbitrator within 21 calendar days of his/her appointment a proposed written solution to the dispute and the arbitrator shall within 10 calendar days of receiving such proposals choose one of them without altering it except with the consent of both parties.

          8.6      The expense of the arbitration will be paid as specified in the award.

          8.7      The parties may agree that the award of the arbitrator will be final and binding upon each of them.

          Section 9.           Default and Termination

          9.1      If at any time during the term of this Assignment Agreement either party fails to perform any obligation hereunder or any representation or warranty given by it proves to be untrue, then the other party may terminate this Assignment Agreement (without prejudice to any other rights it may have) providing:

(i)        it first gives to the party allegedly in default a notice of default containing particulars of the obligation which such has not performed, or the warranty breached;

(ii)       the other party does not dispute the default, then if it is reasonably possible to cure the default without irreparable harm to the non-defaulting party, the defaulting party does not, within 30 calendar days after delivery of such notice of default, cure such default by appropriate payment or commence to correct such default and diligently prosecute the matter until it is corrected.

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          9.2      Notwithstanding Section 9.1 before, Assignee may terminate this Assignment Agreement at any time by providing 30 (thirty) days prior written notice to the Assignor. Assignee will not be responsable for any damages that this termination may cause to the Assignor except for those obligations that the Assignee assumes under the present agreement that are prior to the termination date.

          9.3      Upon termination of this Assignment Agreement by reason of a defualt of its obligations by the Assignee, or under election of the Assignee under Section 9.2 before, the Assignee will transfer the Assigned Interest back to the Assignor, including but not limited to the Property, in good standing and free and clear of all charges and encumbrances. Assignee will deliver at no cost to the Assignor within 90 days of such termination date copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Assignee with respect to the Property and not theretofore furnished to the Assignor. Finally, Assignee will have the right, within a period of 90 days following the termination date of this Assignment Agreement, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Assignee, and any such property not removed within such 90-day period will thereafter, only if the Assignor elects in writing, become the property of the Assignor.

          Section 10.         Notices.

          10.1    All notices and other communications in connection with this Assignment Agreement must be in writing and given by (i) hand delivery (ii) through a major international courier service, or (iii) facsimile transmissions, in each case addressed as specified below or in any subsequent notice from the intended recipient to the party sending the notice. Such notices and communications will be effective upon delivery if delivered by hand, upon receipt if sent by international courier service, or upon receipt if sent by facsimile transmission. Notices shall be addressed as follows:

PROYECTOS MINEROS S.A.,
Maipú 1210, Piso 5 (C1006ACT)
Buenos Aires, Argentina
Phone: + 54 11 4891 2700
Attention: Willem Fuchter
Fax: + 54 11 4311 7025
        + 54 11 4314 0399

CONSTITUTION MINING CORP.,
Suite 300-1055 West Hastings Street,
Vancouver, British Columbia, Canada,
V6E 2E9
Phone: 604-858-3306
Attention: Dan Hunter
Fax: 604-858-4408

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          Section 11.         Governing Law.

          11.1    THIS ASSIGNMENT AGREEMENT AND ANY DISPUTE ARISING HEREUNDER WILL BE GOVERNED BY THE LAWS OF BRITISH COLUMBIA, CANADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          11.2    EACH OF THE ASSIGNEE AND THE ASSIGNOR HEREBY IRREVOCABLE SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF BRITISH COLUMBIA, CANADA, IN RESPECT OF ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE ASSIGNOR OR THE ASSIGNEE, RESPECTIVELY, ARISING UNDER THIS ASSIGNMENT AGREEMENT.

          Section 12.         Entire Agreement.

          12.1    This Assignment Agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

          Section 13.         Execution in Counterparts.

          13.1    This Assignment Agreement is executed in two (2) counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the date first above written.

PROYECTOS MINEROS S.A.
By: /s/ Willem Fuchter
Name: Willem Fuchter
Title: President
CONSTITUTION MINING CORP.

By: /s/ Daniel Hunter
Name: Daniel Hunter
Title: Chief Operating Officer

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Exhibit I

Contract for Exploration with Option to Purchase executed with Mr. JORGE DANIEL BENGOECHEA and Mrs. LYDIA ELENA ESPIZUA on November 23, 2007.

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[ENGLISH TRANSLATION]

AGREEMENT FOR EXPLORATION WITH OPTION TO PURCHASE

This agreement is executed by and between JORGE DANIEL BENGOCHEA, holder of Identity Document No. 5,326,052, having legal domicile at San Juan 475, 6th floor, City of Mendoza (PC 5500) from the Province of Mendoza and LYDIA ELENA ESPIZUA, holder of Identity Document No. 4,210,368 both having established legal domicile at San Juan 475, Tower B2, 6th floor, Apartment 24 in the City of Mendoza (PC 5500), Province of Mendoza, hereinafter the "OWNERS", and Mr. Héctor Luis Ponte, in his capacity as Representative of Recursos Maricunga S.A., with legal domicile located at Maipú 1210, 5th floor, City of Buenos Aires, hereinafter "RMSA". The parties by mutual agreement represent as follows:

WHEREAS

1.   OWNERS are the titleholders of the Properties "CERRO AMARILLO - CAJON GRANDE", covering a 14,221.7 hectare surface located in the District of Malargüe, Province of MENDOZA as described in Annex I attached hereto.

2.   For the purposes hereof, the term "Properties" shall be deemed to include both the Properties listed in such Annex I and any other pediment and mining title or right as may become a part thereof as a consequence of exploration works performed by RMSA within the Properties, which shall be made a part thereof automatically and shall be subject to the Purchase Option and to all other provisions hereunder.

3.   Any property or mining right or interest acquired by any of the parties during the effective term hereof in the areas adjoining the Properties shall be made a part thereof and shall be governed by the provisions hereunder.

4.   RMSA wishes to perform exploration and evaluation activities for the purposes of determining the existence of ore in the Properties with an option to acquire title thereto.

5.   OWNERS wish, in turn, to grant RMSA the right to explore the Properties with an option to purchase.

NOW THEREFORE, OWNERS and RMSA have agreed to enter into this agreement for exploration with option to purchase (the "Agreement") pursuant to the following terms and conditions:

SECTION ONE: Purpose

1.   OWNERS hereby grant to RMSA the irrevocable and exclusive right to evaluate, prospect and explore the Properties pursuant to the method, in the manner and to the extent as RMSA may determine at its sole discretion.

2.    In addition to the exploration right, OWNERS grant to RMSA the irrevocable and exclusive option to purchase the Properties in accordance with the terms and conditions set forth hereunder.

SECTION TWO: Term

1.   This Agreement shall be effective for sixty (60) months, counted as from December 1, 2007.

2.   RMSA shall be entitled to resolve termination of this Agreement prior to the expiration of the Term, in accordance with the conditions set forth in Section Nine.

SECTION THREE: EXPLORATION RIGHT: Payments

In consideration for the right to explore, prospect and perform other works as authorized herein, RMSA undertakes to effect the payments described below to OWNERS:

a)   Twenty Thousand United States Dollars (USD 20,000) after 90 days from execution hereof.

b)   Forty Thousand United States Dollars (USD 40,000) after 6 months from execution hereof.

c)   Fifty Thousand United States Dollars (USD 50,000) after 12 months from execution hereof.

d)   Sixty Thousand United States Dollars (USD 60,000) after 18 months from execution hereof.

e)   One Hundred Thousand United States Dollars (USD 100,000) after 24 months from execution hereof.

f)   One Hundred and Fifty Thousand United States Dollars (USD 150,000) after 36 months from execution hereof.

g)   Two Hundred Thousand United States Dollars (USD 200,000) after 48 months from execution hereof.

h)   Two Hundred and Fifty Thousand United States Dollars (USD 250,000) after 54 months from execution hereof.

All payments shall be effected by means of a wire transfer to such bank account as designated by OWNERS by sufficient notice given to RMSA thirty (30) days in advance of each payment due date. Upon failure by OWNERS to serve sufficient notice upon RMSA as provided for hereunder, RMSA shall effect payment by means of a wire transfer to the last bank account specified by OWNERS. Payment by RMSA to OWNERS to the bank account specified thereby shall be subject to the legal feasibility thereof and absence of any impediments, other than RMSA's intention, to effect the payment in question.

SECTION FOUR: EXPLORATION RIGHT: Delivery of Property

1.   OWNERS hereby deliver the exclusive possession of the Properties to RMSA in addition to the right to enter upon the Properties.

2.   OWNERS undertake that RMSA shall have peaceful possession and occupation of the Properties and further undertake not to interfere with said possession.

3.   During the effective term hereof, RMSA shall be entitled to perform any exploration and prospecting activities in the Properties as OWNERS are entitled to perform in the Properties in accordance with the Mining Code. OWNERS shall refrain from performing any mining works in the Properties.

4.   RMSA, its representatives, employees or agents, or representatives, employees or agents of contractors thereof shall be entitled to enter upon the Properties in the absence of any limitation whatsoever and shall be further entitled to introduce in the Properties any machines, tools, equipment and elements as RMSA may deem necessary or convenient.

At any location within the Properties, RMSA shall be entitled to perform topographical surveys, drillings or any other kind of above ground or underground mining works for exploration or prospecting purposes as RMSA may deem necessary at its sole discretion; RMSA shall be further entitled to inspect and examine the land, take and analyze samples thereof, perform any research and explorations as RMSA may deem necessary at the sole expense thereof, such as strategic geochemistry or detail studies as per elements, base or trace, induced polarization for geophysical exploration, magnetic surveys or any other method, geological-metallurgical or economic studies, in addition to any other studies or tests as RMSA may deem necessary in order to determine the economic feasibility of a mining development in the Properties. RMSA shall be entitled to build and choose temporary structures and install machines and equipment, etc.

5.   Performing mining tests and extraction at pilot-scale.

6.   During the effective term hereof, OWNERS shall be entitled to verify exploration works performed and visit the Properties. For such purposes, OWNERS shall agree with RMSA on the dates of visit to the Properties in advance.

SECTION FIVE: EXPLORATION: RMSA Commitments

1.   RMSA shall be responsible for hiring all personnel being necessary for the purposes of performance hereof and shall, with regard to said personnel, strictly comply with effective provisions of labor and social security laws, undertaking to indemnify and hold OWNERS harmless against any claims based on labor or social security matters.

2.   During the effective term hereof, RMSA undertakes to:

a)   Effect payment of mining fees (canon minero) in addition to all payment related to the Properties and mining rights arising therefrom, and maintain the Properties and mining rights in effect and in proper condition.

b)   Fulfill all obligations arising herefrom in addition to all the obligations arising from any laws or regulations as may be applicable to RMSA activities.

c)   Make a minimum investment in the Properties of Fifty Thousand United States Dollars (USD 50,000) in the aggregate during the first year, and a minimum investment in the Properties of Two Hundred Thousand United States Dollars (USD 200,000) during the second year. For the purposes hereof, investment shall mean any expenses related to the property, including legal costs, payment of mining fees, expenses for the legal study of the Properties conducted before this Agreement coming into full force and effect, direct expenses such as personnel travel and accommodation, expenses incurred in connection with exploration works, such as sampling in general, geological mapping, opening of trenches, topographical surveys, drillings, geophysics, sending and analysis of samples and metallurgical tests, covering any other works connected with mining exploration. Furthermore, the term investment shall include, without limitation, all expenses originated at the exploration office and incurred as a consequence of the need of exploration works performed in the Properties, including all expenses incurred, whether directly or indirectly, as a consequence of the property. In the event the investment for the first year should not reach the minimum amount provided for hereunder, any such difference shall be invested in the second year.

d)   Deliver to OWNERS, on an annual basis, a technical report describing all the works performed in addition to a financial report regarding investments made.

SECTION SIX: EXPLORATION: OWNERS Commitments

1.   During the effective term hereof OWNERS undertake to:

a)   Refrain from interfering with the performance of exploration activities by RMSA.

b)   Indemnify and hold RMSA harmless against any potential claims from holders of surface rights or third parties, arising from or based on grounds occurring prior to the execution hereof.

c)   Enable RMSA to remove, within ninety (90) days following expiration of the effective term of this Agreement or following termination hereof, as the case may be, all mechanic elements, machines in general, mobile camps, constructions, equipment and any other items as RMSA may have placed, built or installed, except for fixtures located within the Properties.

d)   Indemnify and hold RMSA harmless against any liability or obligation as may be imposed by the enforcement authorities regarding environmental control based on works performed prior to execution of this Agreement.

e)   Execute all documents and/or deeds as RMSA may require at its sole discretion, in order for the activities set forth herein to be performed through any company directly or indirectly controlled and/or related to RMSA and/or affiliates of RMSA.

2.   The rights granted to RMSA by OWNERS under this Agreement shall be exclusive and irrevocable within the scope of the terms and conditions set forth hereunder. OWNERS voluntarily undertake to refrain, during the effective term hereof, from engaging in acts to dispose of property or administrative activities with regard to the Properties, and further voluntarily undertake to refrain from furnishing guarantees and/or creating encumbrances of any kind whatsoever upon the Properties, irrespective of the nature thereof, including without limitation, sales, transfers, leases, mortgages, usufruct, assignment and loans.

3.   OWNERS shall file a request with the mining authorities of the Province of Mendoza for the issuance of a restraining order in accordance with the previous paragraph. Such restraining order shall be in force during the effective term of this Agreement; provided, however, that release from said restraining order may be unilaterally obtained by OWNERS upon termination of the Agreement in accordance with the provisions set forth in Section Ten hereof.

4.   In the event RMSA elected to purchase the Properties and the transfer thereof could not be formalized on account of fault attributable to OWNERS prior to expiration of the restraining order effective term, OWNERS shall request the mining authority to register an extension of such term until the transfer has been formalized. For such purposes, OWNERS hereby authorize RMSA irrevocably in order for the latter to request such extension for and on their behalf.

SECTION SEVEN: EXPLORATION: Powers of Attorney

RMSA shall be fully empowered to maintain the Properties in a legal condition, notwithstanding the provisions set forth below:

1.        OWNERS undertake to take necessary action for the granting of a broad power of attorney for administrative purposes to RMSA in order for the latter to appear before the mining authorities of the Province of Mendoza to conduct the necessary legal proceedings connected with the Properties. For such purposes, RMSA shall be empowered to make any filing as it may deem necessary, including, but not limited to, applying for easements, requesting demasías (space between mines), requesting land surveys, labor legal, etc.

2.        RMSA shall be broadly empowered to maintain and manage the Properties, effecting all necessary payments, including mining fees and performing any obligations as may be required pursuant to effective legislation.

3.        OWNERS undertake to provide full cooperation to RMSA in order to ensure use and enjoyment of the Properties pursuant to this Agreement and particularly, in the event of claims by third parties against the Properties, whether in court or out of court, or whether administrative claims, and OWNERS shall make all the information and documents available to RMSA for the purposes of ensuring, to the greatest possible extent, a proper and complete defense of the rights arising herefrom by RMSA.

SECTION EIGHT: PURCHASE OPTION: Exercise

1.   RMSA shall be entitled, either on its own behalf and/or through any company directly or indirectly controlled by and/or related to RMSA and/or affiliates thereof, to exercise, at its sole discretion, the option to purchase One Hundred Percent (100%) of the Properties (hereinafter, the "Option to Purchase") at any time after the lapse of one year from this Agreement coming into full force and effect. For such purposes, RMSA shall serve written and sufficient notice of its intention to exercise said Option to Purchase upon OWNERS, specifying therein the name of the company to which the OWNWERS should convey title to the Properties.

2.   In the event RMSA resolved to exercise the Option to Purchase, RMSA shall pay in a lump sum to OWNERS in consideration for the acquisition of one hundred percent (100%) of the Properties the aggregate amount of TWO MILLION UNITED STATES DOLLARS (USD 2,000,000), the "Purchase Price", which amount shall be paid upon execution of the deed of conveyance of the Properties.

3.   In the event RMSA should cause the Properties to go into production, OWNERS shall be entitled to receive 1% on NET SMELTER RETURN (a right herein referred to as "1% NSR Royalty") as provided for by Annex 2. Payment of said 1% NSR Royalty shall be effected within thirty (30) days after a six-month period has lapsed from commencement of production at the Properties. Notwithstanding the foregoing, RMSA shall be entitled to purchase at any time and at its sole discretion, such 1% NSR Royalty, in the aggregate and single amount of USD 4,000,000 (FOUR MILLION United States Dollars). OWNERS hereby accept and grant the right to purchase contemplated in the previous sentence to RMSA and further agree that their right to collect the 1% NSR Royalty shall be subject to the condition that the Properties actually go into production. Furthermore, OWNERS agree that said 1% NSR Royalty may be replaced by a 0.5% Royalty which shall be paid over all the useful life of the field and shall not be subject to purchase by RMSA, except upon mutual agreement by the parties.

4.   In the event that upon exercising the Purchase Option any payments as described in Section Three remained outstanding and had not become due as of such date, said payments shall be no longer in force and therefore, RMSA shall not be required to effect said payments. In such event, RMSA shall solely pay the price established in Subsection 2 of Section Eight.

5.   The deed of conveyance of title to RMSA shall be executed within ninety (90) calendar days counted as from notice sent by RMSA specifying its intention to exercise the Purchase Option, in the presence of a notary public as elected thereby. Any costs and expenses incurred by reason of conveyance of the Properties to RMSA, including stamp tax, shall be borne by RMSA. Upon failure to execute said deed of conveyance within the above-mentioned term by reason of fault attributable to OWNERS, RMSA shall either and at its sole discretion, require execution of said deed or consider this Agreement terminated, in either case being entitled to collect applicable damages.

SECTION NINE: TERMINATION

1.   Termination by RMSA

a)   RMSA shall be entitled to exclude from this Agreement, at any time and at the sole discretion thereof, any of the Properties, subject to prior notice to OWNERS. In the event OWNERS should elect to keep said Properties, OWNERS shall thereafter become liable with regard to all statutory obligations. In the event OWNERS should elect not to keep said Properties, RMSA shall be liable with regard to all statutory obligations until abandonment of the Properties.

b)   During the effective term of this Agreement, RMSA shall be entitled to withdraw from the Agreement unilaterally and at any time thus terminating this Agreement, provided, however, that RMSA shall not have defaulted on payments for exploration rights committed pursuant to Section Three and RMSA shall have complied with the provisions set forth in Section Five, subsection 2.c) (Minimum Investment) and sufficient notice of such resolution shall be given to OWNERS. In such event, this agreement shall be terminated and shall have no effects whatsoever. Said termination shall not give rise to any liability whatsoever and OWNERS shall not be entitled to compensation on the basis of breach of contract, loss of profits or any other reasons whatsoever. Furthermore, OWNERS accept that payments already effected and collected upon termination shall be at the exclusive benefit thereof as their full, sole and final compensation.

c)   As from such effective date of termination, RMSA shall not be bound to effect payments agreed in Section Three hereof.

d)   In the event any mining fees, rights or any other payments either directly or indirectly related to the Properties, maintenance thereof, proceedings conducted for the granting thereof, etc, remained unpaid as of termination date hereof, RMSA shall pay OWNERS a proportional share of amounts outstanding for the relevant calendar year until termination date hereof.

In no event shall termination as provided hereunder give rise to the right of OWNERS to claim any amounts or compensation whatsoever or to any right of RMSA to claim the return of payments made.

2.   Termination by OWNERS and other OWNERS' rights

Upon failure by RMSA to effect payments as set forth in Section Three, or upon failure by RMSA following exercise of the Purchase Option to pay the Purchase Price for the Properties within the terms as agreed upon, OWNERS shall be entitled to: (i) demand performance of the Agreement by RMSA for which purposes OWNERS shall serve notice by any sufficient means upon RMSA demanding the relevant payment to be effected by RMSA within thirty (30) calendar days, or (ii) consider the Agreement terminated, for which purposes OWNERS shall serve prior demand notice upon RMSA pursuant to the provisions above. Upon expiration of said term and in the event RMSA had not effected the relevant payment, OWNERS shall be entitled to resolve termination hereof. In any event, OWNERS shall be entitled to claim such damages as evidenced to have been sustained thereby.

SECTION TEN: CONSEQUENCES OF TERMINATION

As of the date of effective termination hereof, this Agreement shall cease to be in full force and effect regarding the parties, except for confidentiality obligations contemplated in Section Eleven.

Upon termination of this Agreement for any of the reasons contemplated in the previous section, RMSA shall:

1.   Restore possession of the Properties to OWNERS in a proper legal condition, with no entitlement whatsoever to claim compensation for damages, loss of profits or any other kind of compensation, except as provided in Section Nine 1d).

2.   Execute, register and deliver to OWNERS all documents as may be necessary in order to provide evidence of termination of the Agreement before the mining authorities of the Province of Mendoza or before interested third parties, and RMSA shall further furnish all filings made, payment receipts, etc. evidencing compliance by RMSA with obligations assumed under Section Five.

3.   Vacate the Properties within ninety (90) calendar days as from the effective date of termination hereof and remove from the Properties, and at its own cost, all machines, tools, equipment, personal property and devices entered thereon. For the purposes of compliance with this obligation, RMSA shall be empowered to enter upon the Properties during the above-mentioned period.

4.   Deliver to OWNERS, at no expense, within ninety (90) calendar days following the effective date of termination hereof, copies of all maps, blueprints, geological reports, test results, records, drilling core samples and any other technical data resulting from exploration activities and evaluation performed by RMSA. It is put on record that no future liabilities regarding said copies shall be assumed by RMSA, except with regard to authenticity thereof.

5.   Terminate, unless otherwise agreed with OWNERS, all agreements having been entered into in due course with holders of surface rights so that OWNERS shall not be subject to any future obligation arising therefrom.

SECTION ELEVEN: CONFIDENTIALITY

Any knowledge or information acquired by OWNERS with regard to the results of the exploration activities performed by RMSA, methods applied, results of analysis, geological and metallurgical tests, location of drillings, discoveries made, technology or inventions applied or arising as a consequence of any activities performed by RMSA hereunder shall not be disclosed by OWNERS and shall be kept strictly confidential thereby, unless RMSA should release OWNERS from said obligation in writing. This confidentiality section shall be valid during the whole effective term hereof and after two (2) years following the exercise of the Purchase Option.

SECTION TWELVE: FORCE MAJEURE

The parties shall not be held liable upon failure to comply with their obligations arising herefrom where said failure is due to reasons outside the parties' control, including, but not limited to: labor conflicts, to the extent the conflict shall not be derived from breach of legal or contractual obligations of the parties; acts of God; laws, rules, ordinances or requirements by any government authorities, judgments or rulings entered by the courts preventing or affecting compliance with contractual obligations or preventing the granting, under reasonable and acceptable conditions, of any permits or licenses; suspension of activities aimed at curing or preventing any existing or future violation of federal, provincial or municipal laws or regulations governing environmental matters, war or events resulting from insurrection or rebellion, fire, explosions, earthquakes, volcanic eruptions, storms, floods, draught and any other adverse weather conditions; delays or non-compliance by suppliers or transporters in delivery of material, spare parts, services or equipment; accidents, breakage of equipment, machines or infrastructure elements, to the extent they have not been caused by negligence of the party asserting the existence thereof.

The affected party shall serve notice forthwith upon the other party regarding the event of force majeure and suspension of obligations specifying the reasons for such suspension and estimated duration thereof. The affected party shall resume compliance with obligations applicable thereto as soon as practicable.

SECTION THIRTEEN: ASSIGNMENT AND MISCELLANEOUS

1.   Any of the parties shall be entitled to assign to any third parties, at any time, the rights and obligations arising hereunder, whether in whole or in part, and notice thereof shall be given to the other party. Notwithstanding the foregoing, RMSA (and assigns) may take all such actions and other activities referred to herein through any company directly or indirectly controlled by and/or related to RMSA and/or an affiliate thereof.

2.    No modification of, amendment to or change in this Agreement shall be valid or binding upon the parties unless it is made in writing and signed by both parties.

3.   This Agreement contains all representations and the entire agreement between the parties and there are no other representations, agreement or understanding between the parties in respect of the subject-matter hereof.

4.   Should any provision of this Agreement be deemed invalid, unlawful or unenforceable in any material aspects, the parties hereto shall negotiate in good faith with a view to reaching an alternative agreement as closest to the original intention of the parties, and the other terms and conditions of the Agreement shall remain in full force and effect.

5.   Any notice, claim or any other relevant communication to be effected under this Agreement shall be made in writing and shall be deemed to be duly given if sent by certified mail or demand letter (carta documento) addressed to the following domiciles:

RMSA

Calle Maipú 1210 - Piso "5".

CP - 1006 - Ciudad Autónoma de Buenos Aires

Tel/Fax: (011) 4891-2700

JORGE DANIEL BENGOCHEA

San Juan 475 Torre B2 piso 6° Dpto. 24

(5500) - Mendoza

Tel: (0261) 496 - 3865

Any of the parties may change its domicile, fax or telephone number giving prompt notice in writing of such change to the other party.

SECTION FOURTEEN: REPRESENTATIONS AND WARRANTIES

1.   RMSA hereby represents and warrants to OWNERS and they accept that:

a)   RMSA is a company duly organized and existing in accordance with the laws of the Argentine Republic.

b)   It has full powers and authority to acquire and comply with its obligations under this Agreement and any document o instrument which may be required to be executed pursuant to the provisions hereof.

c)   It is technically, economically and financially able to perform the exploration undertaken and to comply with the obligations assumed hereunder.

d)   RMSA shall take all such actions as may be required in relation to environmental laws in respect of the exploration activities to be performed hereunder. RMSA shall not be responsible for environmental damages or otherwise arising from reasons or causes existing prior to the effective date hereof, or from reasons or causes existing after expiration hereof.

2.   OWNERS hereby represent and warrant to RMSA and the latter accepts that:

a)   OWNERS hold sole and exclusive title to the Properties and such Properties are registered accordingly in the appropriate registries of mine ownership.

b)   Title to the Properties is effective and there are no outstanding amounts in respect thereof.

c)   It has an exclusive right to enter into and perform this Agreement which is binding upon and enforceable against it pursuant to the terms and conditions hereof.

d)   There are no restrictions, prohibitions or liens levied upon OWNER; the Properties are free and clear from any encumbrances, mortgages, usufructs, mining agreements of any kind representing a charge on it or its present or future output, attachments, impositions, restrictions on the disposition, charges or restrictions, as it appears on and was verified by the parties from the background records on file in the office of the mining authorities of the Province of Mendoza.

e)   OWNERS have no knowledge of any agreements or contracts in respect of the Properties or objections in relation to the exploration or exploitation of the Properties.

f)   Based on information and belief, there are no: (i) pending or threatened legal actions, complaints, claims or disputes in connection with the Properties or which may adversely affect its title, effectiveness or lawfulness; (ii) circumstances which could give rise to the avoidance or forfeiture of Title to the Property.

3.   The representations and warranties set forth in the preceding paragraphs have been regarded by the parties as conditions of the Agreement and they shall remain effective after the effective date hereof and the purchase of the Properties by RMSA. Therefore, each of the parties hereto shall indemnify and hold the other Party harmless against any loss, damage, cost, or legal action which may arise from any misrepresentation in respect of the preceding representations and warranties.

4.   Mr. Jorge Daniel Bengochea's spouse, Mrs. Lydia Elena Espizua, holder of identity document (LC) No. 4,210,368, hereby gives her spousal consent pursuant to Section 1277 of the Argentine Civil Code. Furthermore, Mrs. Lydia Elena Espizua's spouse, Mr. Jorge Daniel Bengochea, holder of identity document (LE) No. 5,326,052, hereby gives his spousal consent pursuant to Section 1277 of the Argentine Civil Code and subject to the terms and conditions hereof under the same terms that apply to Mrs. Lydia Elena Espizua.

SECTION FIFTEEN: JURISDICTION

Should any disagreement, dispute or conflict arise in respect of the interpretation or performance hereof, the parties hereto expressly agree to submit any matters to the First Instance Courts in and for Mendoza.

IN WITNESS WHEREOF, both parties hereto sign three counterparts hereof with the same contents and to only one effect in the City of Buenos Aires, Argentine Republic.

OWNERS

(Signed)

Jorge Daniel Bengochea

LE No. 5,326,052

Date: 11/20/2007

(Signed)

Lydia Elena Espizua

LC No. 4,210,368

Date: 11/20/2007

RMSA

(Signed)

Héctor Luis Ponte

Date:

Signature certified on page F000887468

(Seal): JOAQUIN ESTEBAN URRESTI - NOTARY PUBLIC

(Signed)

(Signed)

FERNANDA CATUREGLI

NOTARY PUBLIC

Register No. 11 - Mendoza

Notaries Public Association - City of Buenos Aires - Argentine Republic

Record of Authentication of Signatures

Law 404

ANNEX

F 000887468

Buenos Aires, November 23, 2007. In my capacity as Notary Public in charge of Notarial Register No. 501.

I hereby CERTIFY that the signatures appearing on the document/s attached hereto, in respect of which a request for signature authentication is simultaneously formalized by means of RECORD number 89 of the BOOK number 41, are produced to me by the persons whose names and identity documents are mentioned below and to me known, I attest. Héctor Luis PONTE, holder of identity document No. 4,693,210, who personally appeared as attorney-in-fact of "RECURSOS MARICUNGA S.A.", as evidenced by the General Power of Attorney dated February 1, 2007, recorded before me on page 131 of the Register 501 in my custody. It arises from the documents above mentioned, whose original copies I have had before me, that he is vested with sufficient powers for the execution hereof, I attest. I hereby put on record that it differs from this certification. Place.

(Seal): JOAQUÍN ESTEBAN URRESTI - NOTARY PUBLIC - LICENSE 4860

(Signed)

Notaries Public Association - City of Buenos Aires - Argentine Republic

Authentication

Law 404

L 007933230

THE NOTARIES PUBLIC ASSOCIATION of Buenos Aires, Capital City of the Argentine Republic, pursuant to the powers conferred by applicable laws, hereby AUTHENTICATES the signature and seal of JOAQUIN ESTEBAN URRESTI, Notary Public, appearing on the document attached hereto and submitted for authentication on the date hereof under No. 071126577784/6.

This authentication does not render any opinion or certification as to the contents and form of the document.

Buenos Aires, Monday, November 26, 2007

(Seal): NOTARIES PUBLIC ASSOCIATION - AUTHENTICATION - CITY OF BUENOS AIRES - ARGENTINE REPUBLIC

(Signed)

ANNEX 1

EXPLORATION PERMITS

141-P-1994

2043-B-1999

2044-B-1999

2815-E-2005

MINE

98-B-1993

(There follow some signatures)

(Signed)

FERNANDA CATUREGLI

NOTARY PUBLIC

Register No. 11 - Mendoza

ANNEX 2

1% (or 0.5%) ROYALTY ON NET SMELTER RETURN

1. DEFINITION: "NSR" or "NET SMELTER RETURN" shall mean the net income or profit actually collected from any source, smelting plant, refinery or the sale of mineral products obtained from the Properties (hereinafter, the "Mineral Products") after having deducted the following expenses from the gross income or profit:

-

smelting and refinery expenses (handling, processing, supplies and sampling expenses, costs of smelting tests and arbitration tests, representatives' and arbitrators' fees, fines, shrinkage and any other expense or loss pertaining to the smelting and/or refining process);

-

transportation costs (loading, freight, unloading, handling at port, stowage, demurrage at ports, delays, customs expenses, transaction, handling, haulage and insurance) of ore, metals or concentrates of the products obtained from the place where the Properties are located to any source, smelting plant, refinery or point of sale;

-	commercialization costs;
-	cost of insurance covering Mineral Products, and
-

customs tariffs, compensations, state royalties, ad valorem taxes and taxes in general, be they levied on production or sale of the minerals or the like, taxes on the use of natural resources existing at the time this Agreement becomes effective or created in the future, export or import taxes or duties on the Mineral Products payable to national, provincial or municipal government agencies;

-	royalties payable to any government agency or office, be it national, provincial or municipal;
-	administration expenses up to 10% of direct costs incurred. Administration expenses may be deducted during the first year.

2. PAYMENT: The 1% (or 0.5%) NSR ROYALTY shall be subject to the following conditions:

2.1.     The Royalty shall be calculated and paid on a quarterly basis within forty-five (45) days counted as from the commencement of the quarter following that under consideration;

2.2.     Each payment of the 1% (or 0.5%) NSR ROYALTY shall be accompanied by an unaudited accounting report, stating with reasonable detail the calculation thereof, and OWNERS shall receive from RMSA, within the three (3) month period following the end of each fiscal year, an unaudited annual accounting report "ad hoc" (the "ANNUAL ACCOUNTING REPORT") stating with reasonable detail the calculation of the 1% (or 0.5%) NSR ROYALTY for the last fiscal year showing the credits to and debits against the amount due to OWNERS;

2.3.     OWNERS shall have forty-five (45) days as from receipt of such ANNUAL ACCOUNTING REPORT to request clarifications and/or object to the entries therein, in writing and by authentic means. Upon failure by OWNERS to request any clarifications or object to the entries made in the ANNUAL ACCOUNTING REPORT within the stated term, such entries shall thereafter be regarded as correct and unappealable;

2.4.     In the event OWNERS object to the ANNUAL ACCOUNTING REPORT and such objections cannot be settled between the Parties, OWNERS shall have twelve (12) months from the date of receipt of the ANNUAL ACCOUNTING REPORT to have it audited, and audit expenses shall, in principle, be borne by OWNERS;

2.5.     The audited ANNUAL ACCOUNTING REPORT shall be final and establish the calculation of the 1% (or 0.5%) NSR ROYALTY for the audited period and shall be binding upon the Parties. In the event the amount already paid as 1% (or 0.5%) NSR ROYALTY were higher than the 1% (or 0.5%) NSR ROYALTY calculated on the basis of the ANNUAL ACCOUNTING REPORT, RMSA shall deduct the credit balance from the future payments to be made to OWNERS as 1% (or 0.5%) NSR ROYALTY. Otherwise, RMSA shall pay the difference due to OWNERS within sixty (60) days following receipt of the audited ANNUAL ACCOUNTING REPORT;

2.6.     In the event the ANNUAL ACCOUNTING REPORT prepared by the RMSA were accurate within a margin of five percent (5%) upwards or downwards or if it overestimated the 1% (or 0.5%) NSR ROYALTY amount by more than five percent (5%), OWNERS shall bear the audit costs. Conversely, in the event the ANNUAL ACCOUNTING REPORT underestimated the 1% (or 0.5%) NSR ROYALTY by more than five percent (5%), such audit costs shall be borne by RMSA. If RMSA were under the obligation to pay the audit costs, it shall immediately reimburse OWNERS for all audit expenses paid by them in advance. OWNERS shall be entitled to examine, upon reasonable notice and during normal business hours, the books and records which are reasonably necessary to ascertain the payment of the 1% (0.5%) NSR ROYALTY from time to time, always provided that such examinations do not interfere with or hinder the operations or proceedings performed by RMSA.

3. OPERATION: RMSA shall, at all times, retain its exclusive right to take, at its sole discretion, all the decisions related to the operation of the Properties, including, without limitation: (i) methods, type and extension of the mining activity on the Properties and the processes applied to the minerals, ore, metals, concentrates and the Mineral Products; (ii) the commercialization of such minerals, ore, metals, concentrates and Mineral Products; and (iii) the duration, suspension, interruption or discontinuance of the operation. Consequently, the provisions of this Annex do not modify or imply a waiver or the full or partial granting to OWNERS, of RMSA's rights and powers to decide at its sole discretion all issues related to the operation of the Properties under this Agreement, or of RMSA's rights and powers in its capacity as owner of the Properties, if the Purchase Option is exercised.

4. ACQUISITION: The 1% NSR Royalty shall cease to be paid should RMSA acquire at any time, the right to receive the 1% NSR Royalty by means of payment of Four Million United States Dollars (USD 4,000,000) to OWNERS.

(Signed and sealed)

PAYMENT INSTRUCTIONS

Mendoza, November 20, 2007

RECURSOS MARICUNGA S.A.

Maipú 1210, 5th floor

City of Buenos Aires

Dear Sirs,

We address this letter to you in relation to the agreement for exploration with option to purchase executed by the undersigned and your firm in respect of the properties known as "Cerro Amarillo-Cajón Grande" (hereinafter the Agreement) for the purposes of giving notice that all payments to be made by Recursos Maricunga S.A. to us shall be deposited in the following bank account:

CITIBANK NA, NY USA

ABA # 0210 00089

Swift Code: CITIUS33

Br. 465

Beneficiary Account Number: 28550522

Beneficiary Full Names: JORGE DANIEL BENGOCHEA - LYDIA ELENA ESPIZUA

Very truly yours,

(Signed)

Jorge Daniel Bengochea

LE No. 5,326,052

(Signed)

Lydia Elena Espizua

LC No. 4,210,368

As per notarial certification No. 00701041

(Signed)

FERNANDA CATUREGLI

NOTARY PUBLIC

Register No. 11 - Mendoza

NOTARIAL RECORD

Notaries Public Association - Province of Mendoza

Series J No. 00701041

I hereby CERTIFY that the signatures appearing on the Agreement, Annexes and Payment Instructions attached hereto, have been shown to me and are the signatures of LYDIA ELENA ESPIZUA, holder of identity document (LC) number 4,210,368; and JORGE DANIEL BENGOCHEA, holder of identity document (LE) number 5,326,052. The respective request has been formalized on Record and page number 093. Book number 3 kept for Requests for Signature Authentication of Notarial Register number 11. - In the City of Mendoza, Argentine Republic on the TWENTIETH day of NOVEMBER, two thousand seven.

(There follow two certification stamps)

(Signed)

FERNANDA CATUREGLI

NOTARY PUBLIC

Register No. 11 - Mendoza